EXHIBIT 10.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

PROMISSORY NOTE

$250,000	July 12, 2012

Petaluma, California

For value received, Tegal Corporation, a Delaware corporation (the "Company"), promises to pay to CommerceNet (the "Holder"), the principal sum of Two Hundred and Fifty Thousand Dollars ($250,000). Interest shall accrue from the date of this Note on the unpaid principal amount (a) at a rate equal to 1.07% per annum for the period from the date of this Note until the second anniversary of the date of this Note and (b) at a rate equal to 6.00% per annum for the period from and after the second anniversary of the date of this Note, in each case compounded annually. This Note is one of a series of Promissory Notes containing substantially identical terms and conditions issued in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated June 29, 2012 (the "Merger Agreement"), by and among the Company, CLBR Acquisition Corp., CollabRx, Inc., a Delaware corporation ("CollabRx"), and CommerceNet, as Stockholders' Representative. Such Notes are referred to herein as the "Notes," and the holders thereof are referred to herein as the "Holders." This Note is not convertible and is subject to the following terms and conditions.

1.             Maturity. No payments of interest or principal shall be due under this Note prior to the third anniversary of the date of this Note. The principal of this Note shall be due and payable in three (3) equal installments of $83,333.33 on the third, fourth and fifth anniversaries of the date of this Note (or, if such anniversary is not a business day, on the next business day) (each, a "Payment Date"). Accrued but unpaid interest on the principal of this Note shall be due and payable on each Payment Date. Notwithstanding the foregoing, the principal of this Note and all accrued but unpaid interest thereon shall become due and payable upon or after the occurrence of an Event of Default (as defined below) in accordance with the provisions of Section 5.

2.             Cancellation of CollabRx Promissory Notes. On February 17, 2012, CollabRx issued a Convertible Promissory Note with a principal amount of $250,000 to Holder (the "Prior Note"). In connection with the transactions contemplated by the Merger Agreement, (i) the Prior Note is being canceled and (ii) in consideration thereof, the Company is issuing this Note. Upon consummation of the transactions contemplated by the Merger Agreement and the issuance of this Note, the Holder hereby acknowledges and agrees that the Prior Note shall be automatically canceled and that neither CollabRx nor the Company shall have any obligation with respect to the Prior Note. Without limiting the generality of the foregoing, Holder hereby waives any default or event of default under the Prior Note.

3.             Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of this Note may be made at any time and from time to time without the prior written consent of the Holder, provided that all of the Notes shall be prepaid on a pro rata basis.

4.             Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

(a)           Failure to Pay. The Company shall fail to pay when due any principal or interest payment on the date due and such payment shall not have been made within five days of the Company's receipt of Holder's written notice to the Company of such failure to pay;

(b)           Breaches of Covenants. The Company shall fail to observe or perform any material covenant, obligation, condition or agreement contained in this Note (other than those specified in Section 4(a) herein) and such failure shall continue for 30 days following the Company's receipt of Holder's written notice to the Company of such failure; or

(c)           Bankruptcy or Insolvency Proceedings. Upon the insolvency of the Company, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

5.             Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Section 4(c)) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Company, declare all outstanding obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Notwithstanding the foregoing, upon the occurrence or existence of any Event of Default described in Section 4(c), immediately and without notice, all outstanding obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

6.             Pari Passu Notes. Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes. In the event a Holder receives payments in excess of its pro rata share of the Company's payments to the Holders of all of the Notes, then such Holder shall hold in trust all such excess payments for the benefit of the Holders of the other Notes and shall pay such amounts held in trust to such other Holders upon demand by such Holders.

7.             Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, except for transfers to affiliates. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

8.             Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

9.             Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below or as subsequently modified by written notice.

10.           Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Company, the Holder and each transferee of this Note.

11.           Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

12.           Counterparts. This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

(Remainder of Page Left Intentionally Blank. Signature Page Follows.)

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

COMPANY:

TEGAL CORPORATION

/s/ Thomas R. Mika
Name: Thomas R. Mika
Title: CEO & President

Address: 140 Second Street, Suite 318
Petaluma, CA 94952

AGREED TO AND ACCEPTED:

CommerceNet

/s/ ALLAN M SCHIFFMAN
Name: ALLAN M SCHIFFMAN
Title:

Address: